Exhibit 99.2

This Statement on Form 4 is filed by: (i) Athene Annuity & Life Assurance Company, (ii) Athene Annuity & Life Assurance Company of New York, (iii) Athene Annuity and Life Company, (iv) Athene USA Corporation, and (v) Athene Holding Ltd.

Name of Designated Filer:  Athene Holding Ltd.

Date of Event Requiring Statement:  June 23, 2014

Issuer Name and Ticker or Trading Symbol: Tortoise Energy Infrastructure Corporation [TYG]

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By:	/s/ John Golden
Name:	John Golden
Title:	Executive Vice President, Corporate

ATHENE ANNUITY & LIFE ASSURANCE COMPANY OF NEW YORK

By:	/s/ John Golden
Name:	John Golden
Title:	Executive Vice President, Corporate

ATHENE ANNUITY AND LIFE COMPANY

By:	/s/ John Golden
Name:	John Golden
Title:	Executive Vice President, Corporate

ATHENE USA CORPORATION

By:	/s/ John Golden
Name:	John Golden
Title:	Executive Vice President, Corporate

ATHENE HOLDING LTD.

By:	/s/ Tab Shanafelt
Name:	Tab Shanafelt
Title:	Chief Legal Officer and Secretary